Exhibit 10.9

RECORDING REQUESTED BY AND AFTER RECORDING RETURN TO: Carlton Fields 1201 W. Peachtree Street, NW Suite 3000 Atlanta, Georgia 30309 Attention: W. Gregory Null, Esq.	Cross Reference: Deed of Trust, Assignment of Leases and Rents and Security Agreement, recorded on February 10, 2016, in Book 4828, Page 2358, of Register of Deeds of Gaston County, North Carolina.

Loan Number: 030311707

modification, CONSENT AND ASSUMPTION

AGREEMENT WITH RELEASE

This Modification, Consent and Assumption Agreement With Release (this “Agreement”) is entered into as of April        , 2017 by and among MEDALIST FUND I-A, LLC, a Delaware limited liability company (“Seller”), with an address of 11 S. 12th Street, Suite 401, Richmond, Virginia 23219; MDR FRANKLIN SQUARE, LLC, a Delaware limited liability company (“Buyer”), with an address of 11 S. 12th Street, Suite 401, Richmond, Virginia 23219; WILLIAM RICHARD ELLIOTT, with an address at 9 Albemarle Avenue, Richmond, Virginia 23226, and THOMAS EDWARD MESSIER, with an address at 207 Massie Road, Richmond, Virginia 23221 (collectively, “Original Principal”), and MEDALIST DIVERSIFIED REIT, INC., a Maryland corporation having an address at 11 S. 12th Street, Suite 401, Richmond, Virginia 23219 (“REIT” and, together with Original Principal, collectively, “Principal”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION COMM 2016-COR1 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2016-COR1 (“Lender”), with an address of c/o Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin Boulevard, Suite 300, Overland Park, KS 66210, Re: Loan Number 030311707.

RECITALS

A.           Seller is the owner of certain real property located in Gaston County, North Carolina, commonly known as Franklin Square, which real property is more particularly described in Exhibit “A” attached hereto and incorporated herein by reference. Such real property, together with all improvements, fixtures and personal property located thereon, is collectively referred to as the “Property”.

B.           Lender is the owner and holder of certain documents (the “Loan Documents”) evidencing and securing a loan (the “Loan”) made by Jefferies Loancore, LLC, a Delaware limited liability company (“Original Lender”) to Seller in the original principal amount of $14,275,000.00, which Loan has been assigned to Lender and which Loan Documents include, without limitation, the following:

(i)          Loan Agreement, dated as of February 10, 2016, by and between Seller and Original Lender; as amended by Loan Modification Agreement dated September 14, 2016, executed by Borrower, in favor of JLC Warehouse VII, LLC (“Interim Lender”), as assignee of Original Lender (collectively, the “Loan Agreement”);

(ii)         Promissory Note (the “Note”), dated as of February 10, 2016, in the original principal amount of $14,275,000.00, executed by Seller, as maker, in favor of Original Lender;

(iii)        Deed of Trust, Assignment of Leases and Rents and Security Agreement (the “Security Instrument”), dated as of February 10, 2016, executed by Seller in favor of Original Lender, filed for record February 10, 2016 in the Office of the Register of Deeds, Recorder of Deeds or County Clerk, as applicable, in and for Gaston County, North Carolina (the “Recording Office”) in Book 4828, at Page 2358, as assigned by Original Lender to Interim Lender pursuant to that certain Assignment and Assumption of Interest under Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of March 3, 2016, filed for record in the Recording Office on March 17, 2016, in Book 4834, at Page 999, as further assigned by Interim Lender to Original Lender pursuant to that certain Assignment and Assumption of Interest under Deed of Trust, Assignment of Leases and Rents, and Security Agreement dated October 20, 2016, recorded in in Book 4902, at Page 1594 of the Recording Office, and as further assigned by Original Lender to Lender pursuant to that certain Assignment of Deed of Trust, Assignment of Leases and Rents and Security Agreement dated October 20, 2016, recorded in in Book 4904, at Page 605 of the Recording Office;

(iv)        Assignment of Leases and Rents (the “Assignment of Leases”), dated as of February 10, 2016, executed by Seller in favor of Original Lender, filed for record February 10, 2016 in the Recording Office in Book 4828, at Page 2380, as assigned by Original Lender to Interim Lender pursuant to that certain Assignment and Assumption of Interest under Assignment of Leases and Rents, dated as of March 3, 2016, filed for record in the Recording Office on March 17, 2016, in Book 4834, at Page 1004, as further assigned by Interim Lender to Original Lender pursuant to that certain Assignment and Assumption of Interest under Assignment of Leases and Rents dated October 20, 2016, recorded in Book 4902, at Page 1599 of the Recording Office, and as further assigned by Original Lender to Lender pursuant to that certain Assignment of Assignment of Leases and Rents dated October 20, 2016, recorded in in Book 4904, at Page 610 of the Recording Office;

(v)         Certain UCC financing statements naming Seller, as debtor, and Original Lender, as secured party;

(vi)        Assignment of Agreements, Licenses, Permits and Contracts (the “Assignment of Agreements”), dated as of February 10, 2016, executed by Seller, as maker, in favor of Original Lender;

(vii)       Consent and Subordination of Manager (the “Manager Consent”), dated as of February 10, 2016, executed by Shockoe Commercial Properties, LLC (“Manager”) and consented to by Seller, in favor of Original Lender;

(viii)      Deposit Account Control Agreement (the “DACA”), dated as of February 10, 2016, among Seller, Original Lender, and Wells Fargo Bank, National Association;

(ix)         Cash Management Agreement (the “CMA”), dated as of February 10, 2016, among Seller, Original Lender, and Wells Fargo Bank, National Association;

(x)          Certificate Re “Recycled” Special-Purpose Entity (the “Recycled Entity Certificate”), dated as of February 10, 2016, executed by Seller, in favor of Original Lender;

(xi)         Closing Certificate (the “Closing Certificate”), dated as of February 10, 2016, executed by Seller, in favor of Original Lender; and

(xii)        Guaranty of Recourse Obligations (the “Initial Guaranty”), dated as of February 10, 2016, executed by William Richard Elliott and Thomas Edward Messier, in favor of Original Lender.

C.           Midland Loan Services, a division of PNC Bank, National Association (“Servicer”), services the Loan for Lender, as master servicer, pursuant to that certain Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

D.           The Loan has been assigned by Original Lender to Interim Lender, then back to Original Lender, and then to Lender.

E.           Seller and Buyer are parties to a Real Estate Purchase and Sale Agreement dated as of June 1, 2016 (as amended, the “Purchase Agreement”), pursuant to which the Property is to be transferred to Buyer and Buyer is to assume the Loan (the “Transfer and Assumption”), and Seller and Buyer have requested that Lender consent to the Transfer and Assumption.

F.           Following the Transfer and Assumption, the Property will be managed by Manager pursuant to the management agreement between Buyer and Manager, dated on or about the date hereof (the “New Property Management Agreement”).

G.           Concurrently herewith, each Principal has executed and delivered to Lender a Guaranty of Recourse Obligations (the “Guaranty”) dated as of the date hereof, and the Guaranty and this Agreement are also part of the Loan Documents.

H.           Capitalized terms used but not defined herein have the meaning given such terms in the Loan Documents and the New Loan Documents (as hereinafter defined) (it being understood and agreed that any capitalized term that may be defined in more than one of such documents shall have the broadest possible meaning; for example, the capitalized term “Event of Default” shall include all events, conditions and occurrences that are defined, or deemed to be included as or trigger, an “Event of Default” in any such document).

I.           Subject to the terms and conditions of this Agreement, Lender has agreed to consent to the Transfer and Assumption.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.            CONSENT TO TRANSFER AND ASSUMPTION. Subject to satisfaction of all of the conditions contained herein, Lender consents to the Transfer and Assumption as a REIT Transfer pursuant to Section 5.26.2(d) of the Loan Agreement. This consent is strictly limited to the Transfer and Assumption described in this Agreement. This Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future transfer of the Property or any portion thereof or interest therein, any transfer of any direct or indirect ownership interest in Buyer or change in property management or property management agreement, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. Buyer specifically acknowledges that any subsequent transfer of any interest in any of the Property or interest in Buyer in violation of the Loan Documents shall be a default thereunder. The Loan Documents, as modified by this Agreement, are hereby ratified and, except as expressly modified in this Agreement, remain unmodified and are in full force and effect.

2.             LOAN INFORMATION. The parties hereto agree that as of the date hereof:

(a)	The outstanding principal balance of the Note is $14,275,000.00.

(b)	The interest rate of the Note is a fixed rate of 4.7% per annum.

(c)	The maturity date of the Note is October 6, 2021.

(d)	The following listed payments are due and payable on the sixth (6th) day of each and every calendar month as of the date of Closing (as hereinafter defined) and are subject to change and other terms and conditions set forth in the Loan Agreement:

(i)	$55,910.42	interest installments;

(ii)	$17,004.66	tax escrow deposits;

(iii)	$1,794.52	insurance escrow deposits;

(iv)	$2,796.65	capital expense reserve deposits; and

(v)	$5,593.29	rollover reserve deposits.

(e)	The current balance of each escrow account held by Lender with respect to the Loan is:

(i)	$87,499.38	Tax and Insurance Subaccount;

(ii)	$36,361.73	Capital Reserve Subaccount;

(iii)	$242,179.91	Rollover Reserve Subaccount;

(iv)	$200,066.64	Stabilization Subaccount;

(v)	$24,308.19	Required Repairs Subaccount;

(vi)	$0.00	Operating Expense Subaccount;

(vii)	$0.00	Casualty/Condemnation Subaccount;

(viii)	$0.00	Security Deposit Subaccount; and

(ix)	$0.00	Cash Collateral Subaccount.

(f)	All required payments due through and including April 6, 2017 under the Loan Documents have been paid.

(g)	There are no defenses or claims of setoffs with respect to any sums or amounts owing under the Loan Documents.

(h)	Lender is the current owner and holder of the Loan Documents.

3.            CONDITIONS. In addition to any other conditions set forth herein or required by Lender, the following are conditions precedent that must be satisfied prior to the closing of the Transfer and Assumption (the “Closing”):

(a)	The execution, acknowledgment, delivery and recordation of this Agreement by all of the parties concurrently with the Closing.

(b)	The execution, delivery and recordation or filing, as applicable, of one or more new financing statements, or amendments to existing financing statements as required by Lender at Closing.

(c)	Buyer’s delivery to Lender of satisfactory evidence that all insurance over the Property required by the Loan Documents (the “Required Insurance”) is in full force and effect as of the Closing, with all required premiums paid, and contains a mortgagee’s clause (the “Mortgagee’s Clause”) satisfactory to Lender in favor of Lender and its successors and/or assigns, c/o Midland Loan Services, Master Servicer, 10851 Mastin Boulevard, Suite 300, Overland Park, Kansas 66210; re: Loan Number 030311707.

(d)	Buyer’s delivery to Lender of satisfactory evidence that Borrower and Principal have engaged New York agent for service of process pursuant to the Loan Agreement.

(e)	Lender’s receipt of satisfactory Title Endorsements (hereinafter defined).

(f)	The full release and reconveyance of any liens or monetary encumbrances against the Property (other than the liens in favor of Lender created pursuant to the Loan Documents and the liens for real property taxes and/or assessments for 2017 and subsequent years not yet due and payable).

(g)	Buyer’s and Seller’s execution and delivery to Lender of the Settlement Statement (hereinafter defined) and Lender’s receipt of all of the Required Payments (hereinafter defined).

(h)	Lender’s receipt of the following legal opinions from counsel for Buyer and Principal, each in form and substance satisfactory to Lender:

(i)	organization, authority and enforceability (and such other matters as Lender may reasonably require);

(ii)	Delaware authority-to-file; and

(iii)	Delaware non-dissolution.

(i)	Lender’s receipt of an IRS W9 form from Buyer, Seller, and any of their affiliates for which Lender has requested an IRS W-9 form.

(j)	Termination of the DACA and CMA and execution by Borrower and delivery to Lender of a new Cash Management Agreement (the “New CMA”) in form and substance approved by Lender and PNC Bank, National Association, as the deposit bank under the New CMA.

(k)	Execution by Borrower and Manager, and delivery to Lender of a new Assignment and Subordination of Management Agreement (the “New Manager Consent”) in substance identical to the Manager Consent.

(l)	Execution by Principal and delivery to Lender of a Guaranty of Recourse Obligations in substance identical to the existing Guaranty.

(m)	Execution by Borrower of a new Closing Certificate in substance identical to the existing Closing Certificate.

(n)	Execution by Buyer and Manager and delivery to Lender of the New Property Management Agreement containing a 30-day notice to terminate provision and otherwise in form and substance satisfactory to Lender.

(o)	Execution by Seller and delivery to Lender of a termination of the property management agreement entered into by Seller and Manager.

4.            FEES, PAYMENT AND EXPENSES. Buyer and/or Seller covenants and agrees to pay to Lender at Closing the following (the “Required Payments”):

(a)	$700,000.00, which represents the H.H. Gregg Escrow Fund.

(b)	Lender’s processing and modification fees.

(c)	Attorneys’ fees for Lender’s attorneys to document and close this Transfer and Assumption.

The Required Payments and any other fees and adjustments due and owing under the Loan Documents or in connection with the Transfer and Assumption shall be paid in accordance with Lender’s settlement charges statement (the “Settlement Statement”) delivered at Closing for signature by Buyer and Seller. In addition, at Closing, Buyer and/or Seller shall pay all of Lender’s attorneys’ fees incurred in connection with this Agreement or the Transfer and Assumption in the amount set forth on the Settlement Statement, which amount shall be deemed a Required Payment pursuant to the terms of this Agreement.

5.            TITLE ENDORSEMENTS. At Closing, Buyer shall (a) cause Chicago Title Insurance Company to issue such endorsements to Lender’s mortgagee’s title insurance policy (Policy No. 7230700-95266750) in such form as Lender may require (“Title Endorsements”), including showing that the Buyer is the owner of the Property, changing the effective date of such title policy to the date of the recordation of this Agreement, and showing that the Loan Documents are in a first lien position, and (b) pay the cost of the Title Endorsements, any escrow, filing or recording fees applicable to this transaction, and any other costs and expenses incurred in connection with this Agreement or this transaction, including, without limitation, attorneys’ fees.

6.            BUYER’S ASSUMPTION OF LOAN; FINANCING STATEMENTS. Buyer hereby expressly assumes the obligation to pay the unpaid balance due and owing on the Loan, all interest thereon as provided in the Note and to pay and perform all other obligations under the Loan Documents, as modified hereby, with the same force and effect as if Buyer had been specifically named therein as the original maker, borrower, assignor or grantor, as applicable. Without limiting the generality of the foregoing, Buyer expressly assumes the obligation to pay all loan installments as they become due and to observe all obligations of the Loan Documents. Buyer’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets, (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than Lender. Buyer expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Loan Documents. Buyer specifically agrees that if the Note is recourse, Lender’s remedies shall not in any respect or extent be limited solely to the Property or any other collateral securing the Loan.

Buyer and Principal hereby represent and warrant to Lender and Servicer that all information provided to Lender or Servicer by Buyer or by Principal, or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Servicer to any rating agency is expressly consented to by Buyer and Principal and will not infringe upon or violate any intellectual property rights of any party.

Buyer and Principal, by their execution of this Agreement, jointly and severally, agree to reimburse, defend, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Servicer) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties of Buyer and Principal or any fraudulent or tortious conduct of Buyer or Principal in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender by or on behalf of Buyer or Principal.

Buyer hereby authorizes Lender to file one or more new financing statements, or amendments to existing financing statements, covering fixtures and personal property collateral included in the Property and covered by the security agreement contained in the Loan Documents, without signature of Buyer where permitted by law. Buyer acknowledges and agrees that Lender continues to have a security interest in all fixtures, personal property and other property described in the Loan Documents (the “Collateral”) transferred to Buyer by Seller and further acknowledges and agrees that Lender shall continue to have a security interest (and is hereby granted a security interest) in all Collateral whether such Collateral is now owned by Buyer or is hereafter acquired by Buyer.

7.            NO REPRESENTATIONS OF LENDER. The parties hereto agree that (a) Lender has made no representations or warranties, either express or implied regarding the Property and has no responsibility whatsoever with respect to the Property, including, without limitation, its value, its condition, or its use, occupancy or status, and (b) no claims relating to the Property, including, without limitation, its value, its condition, or its use, occupancy or status, will be asserted against Lender or its agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

8.            ENVIRONMENTAL MATTERS. Buyer agrees, at its sole cost and expense, to keep or cause the Property to be kept free of any hazardous, toxic or infectious substance, material, gas or waste, including, without limitation, asbestos, petroleum products and underground storage tanks, which is or becomes regulated by any governmental authority with jurisdiction over the Property or Buyer, or which has been identified as a toxic cancer-causing, or other hazardous substance (collectively the “Hazardous Materials”), and to remove or take remedial action with regard to any Hazardous Materials released into the environment at, on or near the Property, provided that:

(a)          Any such removal or remedial action shall be undertaken in a manner so as to minimize any impact on tenants of the Property.

(b)          Buyer shall indemnify Lender for any action taken by Buyer or Lender to comply with this requirement.

(c)          In the event Buyer fails to fully comply satisfy this requirement and fails to cure such failure within 30 days after Lender gives written notice to Buyer, Lender may, at its sole option, declare the Loan immediately due and payable and/or cause the Hazardous Materials to be removed from the Property and add all costs incurred in affecting the removal to the balance of the Loan. Buyer grants to Lender and its agents and employees access to the Property and the license to remove such Hazardous Materials.

9.            ENVIRONMENTAL INDEMNIFICATION. Supplementing the terms of the Loan Documents and any New Loan Documents, Buyer acknowledges and agrees that it will reimburse, defend, indemnify and hold Lender, its officers, agents, loan servicers and employees harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including, but not limited to, all costs of investigation, monitoring, legal fees, remedial response, removal, restoration or permit acquisition) which may now or in the future, be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of:

(a)          any Hazardous Materials existing on, in, above or under the Property at the time of execution of this Agreement or at any time in the future;

(b)          any investigation, monitoring, cleanup, removal, restoration, remedial response or remedial work undertaken with regard to Hazardous Materials on, in, above or under the Property.

10.          SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller hereby represents, warrants, and covenants that:

(a)	Seller is the owner of the Property and Seller is duly authorized to execute, deliver and perform this Agreement.

(b)	Any court or third-party approvals necessary for Seller to enter into, and perform their respective obligations under, this Agreement have been obtained and are in full force and effect.

(c)	The entities and/or persons executing this Agreement on behalf of Seller are duly authorized to execute and deliver this Agreement.

(d)	This Agreement and the Loan Documents are in full force and effect and the transactions contemplated therein constitute legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their terms, and have not been modified either orally or in writing.

(e)	Lender has not waived any requirements of the Loan Documents nor any of Lender’s rights thereunder.

(f)	There is no existing “Event of Default” (as defined in the Loan Documents) or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

(g)	All information provided to Lender or Servicer by Seller or by Principal, or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to this Agreement or the transactions contemplated hereby (including, without limitation, any information relating to the Property delivered to Lender in connection with the transactions contemplated hereby) contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Servicer to any rating agency is expressly consented to by Seller and Principal and will not infringe upon or violate any intellectual property rights of any party. Seller and Principal, by their execution of this Agreement, agree, jointly and severally, to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Servicer) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the representations and warranties set forth in this Section 11(g) or any fraudulent or tortious conduct of Seller or Principal in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data pertaining to the Property presented to Lender by Seller.

(h)	All taxes and assessments applicable to the Property that are due and payable as of the Closing have been paid.

(i)	Neither Seller nor Principal is subject to any judgment, order, writ, injunction or consent decree. There are no actions, suits or proceedings pending or, to its knowledge, threatened (i) against Seller or Principal or against or involving adverse claims against a substantial part of any of their respective assets, (ii) against or involving the Property (including, without limitation, any condemnation proceeding), or (iii) which relate to or may affect the Transfer and Assumption or any of the other transactions contemplated by the Purchase Agreement, the Loan Documents or this Agreement.

(j)	Seller’s and Principal’s execution and delivery of, consummation of the transactions contemplated by, and performance of its respective obligations under, this Agreement will not violate, conflict with or result in a default under (i) any of its organizational documents, (ii) any law, rule, regulation, order, decree or judgment applicable to or binding upon Seller, Principal or the Property, or (iii) any agreement or other instrument to which Seller or Principal is a party or by which the Property is or may be bound or affected.

(k)	Neither Seller nor Principal has any intention to do any of the following prior to the Closing or within the 180 days following the Closing: (i) seek entry of any order for relief as debtor in a proceeding under the Code (as hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(l)	The next payment for real property taxes applicable to the Property is due on or before January 5, 2018.

(m)	All representations and warranties in the Purchase Agreement are true and correct.

(n)	Upon consummation of the Transfer and Assumption, Seller shall have no further interest in the escrow accounts held by Lender and described in subsection 2(e) of this Agreement.

(o)	Neither Seller nor Principal has any setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents or the transactions contemplated hereby or thereby, the administration or funding of the Loan or with respect to any acts or omissions of Lender, any predecessor holder of the Loan (including, without limitation, Lender and Interim Lender) or any servicer of the Loan (including, without limitation, Servicer) or any past or present officers, agents or employees of Lender, any predecessor holder of the Loan (including, without limitation, Original Lender and Interim Lender) or any servicer of the Loan (including, without limitation, Servicer). Neither Seller nor Principal has any defenses of any kind or nature whatsoever with respect to its respective obligations under the Loan Documents or this Agreement.

(p)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing and shall survive the Closing.

Lender is entitled to rely, and has relied, upon these representations, warranties and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

11.          BUYER’S AND PRINCIPAL’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer and Principal hereby represent, warrant, and covenant that:

(a)	Buyer was duly formed and is: (i) validly existing, in good standing, and qualified to do business in the state of its organization; (ii) in good standing and authorized to do business in the state in which the Property is located; and (iii) a special purpose and single asset entity, which holds no material assets other than the Property, has no material debt other than the Loan (except for trade payables or accrued expenses in the ordinary course of business) and is engaged in no other business other than owning and operating the Property.

(b)	Buyer and Principal are duly authorized to execute, deliver and perform this Agreement and the other Loan Documents to which they are, or either of them is, a party.

(c)	Any court or third-party approvals necessary for Buyer or Principal to enter into this Agreement and the other Loan Documents to which Buyer and/or Principal is a party have been obtained.

(d)	The entities and/or persons executing this Agreement and the other Loan Documents to which Buyer and/or Principal is a party on behalf of Buyer and/or Principal, as applicable, are duly authorized to execute and deliver this Agreement.

(e)	This Agreement, the New Loan Documents, and the Loan Documents are in full force and effect and the transactions contemplated therein constitute valid and binding obligations of Buyer and Principal, as applicable, enforceable against Buyer and Principal, as applicable, in accordance with their terms and have not been modified either orally or in writing.

(f)	There is no existing Event of Default or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

(g)	All taxes and assessments applicable to the Property that are due and payable as of the Closing have been paid.

(h)	The next payment for real property taxes applicable to the Property is due on or before January 5, 2018.

(i)	Neither Buyer nor Principal is subject to any judgment, order, writ, injunction or consent decree. There are no actions, suits or proceedings pending or, to the best of Buyer’s and Principal’s knowledge, threatened (i) against Buyer or Principal or against or involving adverse claims against a substantial part of any of Buyer’s or Principal’s respective assets; (ii) against or involving the Property (including, without limitation, any condemnation proceeding), or (iii) which relate to or may affect the Transactions or any of the transactions contemplated by the Purchase Agreement, this Agreement, the other New Loan Documents or the Loan Documents.

(j)	The assumption of the Loan by Buyer, Buyer’s and Principal’s execution and delivery of this Agreement and the other New Loan Documents to which it is a party, the consummation of the transactions contemplated thereby, and the performance of their respective obligations thereunder and under the Loan Documents will not violate, conflict with or result in a default under (i) any of its organizational documents, (ii) any law, rule or regulation applicable to Buyer or Principal, or (iii) any order, decree, judgment, agreement or other instrument to which Buyer or Principal is a party or by which Buyer, Principal or the Property is or may be bound or affected.

(k)	All representations and warranties in the Purchase Agreement are true and correct.

(l)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Buyer or Principal.

(m)	Neither Buyer nor Principal has any intention to do any of the following prior to the Closing or within the 180 days following the Closing: (i) seek entry of any order for relief as debtor in a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(n)	All of the Required Insurance is in full force and effect, with all required premiums paid, and contains the required Mortgagee’s Clause.

(o)	Buyer shall not, and Principal shall not direct, permit or cause Buyer to, take any action under the operating agreement or other organizational document of Buyer without the prior written consent of Lender to the extent any such operating agreement or other organizational document requires the written consent of Lender in order to take any such action, and neither Buyer nor Principal shall permit there to be in effect any amendment or modification to, or elimination of, any requirement contained in the operating agreement or other organizational document of Buyer that the written consent of Lender be obtained without first obtaining the written consent of Lender and any such amendment, modification or elimination of such requirement absent the prior written consent of Lender shall be void ab initio.

(p)	Neither Buyer nor Principal has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to this Agreement, the other New Loan Documents, the Assumed Loan Documents or the transactions contemplated hereby or thereby, the administration or funding of the Loan or with respect to any acts or omissions of Lender, any predecessor holder of the Loan (including, without limitation, Original Lender and Interim Lender) or any servicer of the Loan (including, without limitation, Servicer) or any past or present officers, agents or employees of Lender, any predecessor holder of the Loan (including, without limitation, Original Lender and Interim Lender) or any servicer of the Loan (including, without limitation, Servicer).

(q)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing and shall survive the Closing.

Lender is entitled to rely, and has relied, upon these representations, warranties and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

12.          RELEASE OF SELLER. Lender hereby releases Seller from all liability and obligations under the Loan Documents arising from and after the Closing, including, but not limited to, repayment of the Loan, but excepting, without limitation (i) any environmental or other damage to the Property occurring prior to the Closing, (ii) any obligations arising from the Purchase Agreement, (iii) any liability related to or arising from Seller’s acts or omissions occurring prior to the Closing, and (iv) any liability related to or arising from fraudulent or tortious conduct, including intentional misrepresentation of financial data presented to Lender. In all cases, the Buyer, Seller, and Principal, rather than Lender, shall bear the burden of proof on the issue of the time at which an act or event first occurred or an obligation first arose, which is the subject of claimed liability under any of the Loan Documents. Seller and Original Principal hereby ratify, affirm and reaffirm their respective liability and obligations under the Loan Documents for acts, events and obligations arising prior to the Closing and acknowledge and agree that such liability and obligations shall remain in full force and effect after the Closing.

13.          RELEASE OF LENDER. Seller, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys, and Principal, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys, heirs, successors and assigns (collectively, the “Seller Releasing Parties”) jointly and severally release and forever discharge Lender, Original Lender, Interim Lender, Servicer and each other servicer under the Pooling and Servicing Agreement, and Wells Fargo Bank, N.A., and their respective predecessors, successors, assigns, managers, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which any of the Seller Releasing Parties may now or hereafter hold or claim to hold under common law or statutory right, arising in any manner out of the Property, the Loan, any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Without limiting the generality of the foregoing, this release shall include the following matters: (a) all aspects of this Agreement and the Loan Documents, any negotiations, demands or requests with respect thereto, and (b) Lender’s exercise or attempts to exercise any of its rights under this Agreement, any of the Loan Documents, at law or in equity. The Seller Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Seller Releasing Parties, or anyone claiming by, through or under any of the Seller Releasing Parties. The Seller Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants, attorneys, heirs, successors and assigns.

Buyer, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys, and Principal, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants, attorneys, heirs, successors and assigns (collectively, the “Buyer Releasing Parties”) jointly and severally release and forever discharge Lender, Original Lender, Interim Lender, Servicer and each other servicer under the Pooling and Servicing Agreement and Wells Fargo Bank, N.A., and their respective predecessors, successors, assigns, managers, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which arise out of any matters occurring prior to the Closing in connection with the transactions contemplated hereby. The Buyer Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Buyer Releasing Parties, or anyone claiming by, through or under any of the Buyer Releasing Parties. The Buyer Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants, attorneys, heirs, successors and assigns.

14.          REFERENCES IN THE LOAN DOCUMENTS. Seller, Buyer, Principal, and Lender hereby acknowledge and agree that the terms “Grantee”, “Beneficiary”, “Lender” and “Assignee” contained in the Loan Documents shall be deemed to refer to Lender and its successors and/or assigns. Seller, Buyer, Principal, and Lender further acknowledge and agree that from and after the date of this Agreement, the terms “Grantor”, “Trustor”, “Borrower” and/or “Assignor” contained in the Loan Documents shall be deemed to refer to Buyer. This Agreement shall be deemed a “Loan Document” for all purposes under the Loan Documents.

15.          RATIFICATION AND CONFIRMATION OF THE LOAN. Buyer and Principal agree to perform each and every obligation under the Loan Documents, as specifically modified by this Agreement, and any other loan documents executed on or about the date of this Agreement for the purpose of evidencing, securing or otherwise relating to the Loan (the “New Loan Documents”) in accordance with their respective terms and conditions. Buyer and Principal ratify, affirm, reaffirm, acknowledge, confirm and agree that the Loan Documents, as specifically modified by this Agreement, remain in full force and effect and, together with any New Loan Documents, represent legal, valid and binding obligations of Buyer and Principal, as applicable, enforceable against Buyer and Principal, as applicable, in accordance with their terms. Buyer hereby restates, ratifies and confirms, as of the date hereof, each of the representations, warranties, consents, acknowledgments, agreements and waivers of Seller under the Loan Documents as if fully set forth herein; provided, however, it is acknowledged and agreed that for the purpose of the foregoing restatement, ratification and confirmation all representations and warranties in such Loan Documents that pertain to Seller, shall be deemed to pertain to Buyer, excluding (i) those personal to Seller and (ii) regarding Seller’s location of formation and/or place of business. Buyer and Principal agree that neither this Agreement nor any other New Loan Document diminishes, impairs, releases or relinquishes the liens, powers, titles, security interests and rights securing or guaranteeing payment of the Loan, including the validity or first priority of the liens and security interests encumbering the Property granted Lender by the Assumed Loan Documents and/or the New Loan Documents.

16.          NONWAIVER. The parties hereto acknowledge and agree that (a) any performance or non-performance of the Loan Documents prior to the date of this Agreement does not affect or diminish Lender’s ability to require future compliance with the Loan Documents, as modified by this Agreement and as further modified from time to time in accordance with the terms thereof, and (b) in the future, Lender will require strict compliance with and performance of the Loan Documents, as modified by this Agreement and as further modified from time to time in accordance with the terms thereof. Nothing contained herein shall be construed as a waiver of any of Lender’s rights or remedies with respect to any default or “Event of Default” under this Agreement or any Loan Document.

17.          BANKRUPTCY OF BUYER OR PRINCIPAL. Buyer covenants and agrees that in the event Buyer shall (i) file any petition with any bankruptcy court or be the subject of any petition under the United States Bankruptcy Code (11 U.S.C. §101 et seq., the “Code”), (ii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (iv) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled, and Buyer irrevocably consents, to the entry of an order by a bankruptcy court granting to Lender relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, this Agreement or as otherwise provided by law or in equity, and Buyer irrevocably waives its right to object to, attempt to enjoin or otherwise interfere with such relief and the exercise and enforcement by Lender of its rights and remedies following entry of such order. Without limiting the generality of the immediately preceding sentence, Buyer agrees that Lender will be entitled to and it consents to immediate relief from the automatic stay imposed by the Code to allow Lender to take any and all actions necessary, desirable or appropriate to enforce any rights Lender may have under the Loan Documents, including, but not limited to, the right to possession of the Property, collection of rents, and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests. Buyer further agrees that the filing of any petition for relief under the Code which postpones, prevents, delays or otherwise hinders Lender’s efforts to collect the amounts due under the Note or to liquidate any of the collateral therefor shall be deemed to have been filed in bad faith and, therefore, shall be subject to prompt dismissal or conversion to a liquidation case under the Code upon motion therefor by Lender. Further, Buyer agrees that it will not seek, apply for or cause the entry of any order enjoining, staying, or otherwise prohibiting or interfering with Lender’s obtaining an order granting relief from the automatic stay and enforcement of any rights which Lender may have under the Loan Documents, including, but not limited to, Lender’s right to possession of the Property, collection of rents and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests under the Loan Documents.

Principal covenants and agrees that in the event Principal shall (i) file any petition with any bankruptcy court or be the subject of any petition under the Code, (ii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (iv) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled, and Principal irrevocably consents, to the entry of an order by a bankruptcy court granting to Lender relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, this Agreement or as otherwise provided by law or in equity, and Principal irrevocably waives its right to object to, attempt to enjoin or otherwise interfere with such relief and the exercise and enforcement by Lender of its rights and remedies following entry of such order. Without limiting the generality of the immediately preceding sentence, Principal agrees that Lender will be entitled to and it hereby consents to immediate relief from the automatic stay imposed by the Code to allow Lender to take any and all actions necessary, desirable or appropriate to enforce any rights Lender may have under the Loan Documents, including, but not limited to, the right to possession of the Property, collection of rents, and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests. Principal further agrees that the filing of any petition for relief under the Code which postpones, prevents, delays or otherwise hinders Lender’s efforts to collect the amounts due under the Note or to liquidate any of the collateral therefor shall be deemed to have been filed in bad faith and, therefore, shall be subject to prompt dismissal or conversion to a liquidation case under the Code upon motion therefor by Lender. Further, Principal agrees that it will not seek, apply for or cause the entry of any order enjoining, staying, or otherwise prohibiting or interfering with Lender’s obtaining an order granting relief from the automatic stay and enforcement of any rights which Lender may have under the Loan Documents, including, but not limited to, Lender’s right to possession of the Property, collection of rents and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests under the Loan Documents.

18.          COMPLIANCE WITH INTEREST LAW. It is the intention of the parties hereto to conform strictly to any present or future law which has application to the interest and other charges under the Loan Documents (the “Interest Law”). Accordingly, notwithstanding anything to the contrary in the Loan Documents, the parties hereto agree that the aggregate amount of all interest or other charges taken, reserved, contracted for, charged or received under the Loan Documents or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law. If any excess interest is provided for in the Loan Documents, then any such excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited against the indebtedness evidenced and secured by the Loan Documents (the “Indebtedness”) (or if the Indebtedness shall have been paid in full, refunded by Lender), and the effective rate of interest under the Loan Documents shall be automatically reduced to the maximum effective contract rate of interest that Lender may from time to time legally charge under the then applicable Interest Law with respect to the Loan. To the extent permitted by the applicable Interest Law, all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall be amortized, prorated, allocated and spread throughout the full term of the Loan.

19.          FURTHER ASSURANCES. The parties hereto agree to do any act or execute any additional documents required by Lender, from time to time, to correct errors in the documenting of the Transfer and Assumption, to effectuate the purposes of this Agreement or to better assure, convey, assign, transfer, perfect or confirm unto Lender the property and rights intended to be given it in the Loan Documents and the New Loan Documents.

20.          LIABILITY. If any party hereto consists of more than one person, (a) the obligations and liabilities of each such person and/or entity hereunder shall be joint and several, (b) each of the representations, covenants and agreements of such party shall be deemed made by each person and/or entity comprising such party and (c) each reference to such party shall be deemed a reference to each person and/or entity comprising such party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns forever.

21.          SEVERABILITY. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

22.          APPLICABLE LAW; JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the state of New York. The parties hereto submit to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of any obligations hereunder and waive any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations.

23.          NO RESTRICTIONS ON PERFORMANCE. The execution and delivery of this Agreement and compliance with the provisions hereof, will not conflict with, or constitute a breach of or a default under any agreement or other instrument to which any party hereto is a party or by which it is bound.

24.          DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form of such words shall include the plural and vice versa. The words “included”, “includes” and “including” shall each be deemed to be followed by the phrase, “without limitation.” The words “herein”, “hereby”, “hereof”, and “hereunder” shall each be deemed to refer to this entire Agreement and not to any particular paragraph, article or section hereof. Notwithstanding the foregoing, if any law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term derives its meaning from a statutory reference, any regulatory definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it.

25.          SECURITIES ACT OF 1933. Neither Seller nor Buyer nor any agent acting for any of them has offered the Note or any similar obligation for sale to or solicited any offers to buy the Note or any similar obligation from any person or party other than Lender, and neither Seller nor Buyer nor any agent acting for any of them will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

26.          COMPLIANCE WITH ERISA. As of the date of this Agreement, neither Seller, Buyer nor Principal maintains any employee benefit plan which require compliance with ERISA. If at any time Seller, Buyer or Principal shall institute any employee benefit plans, they shall at all times comply with the requirements of ERISA.

27.          SOLE DISCRETION OF LENDER. Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, Lender’s decision to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

28.          HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

29.          COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

30.          INTEGRATION, SURVIVAL. This Agreement, any New Loan Documents, and the Loan Documents embody the entire agreement by and between the parties hereto with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein. Except as otherwise specifically provided herein, all obligations of any party contained in this Agreement, the New Loan Documents or the Loan Documents shall survive the Closing, and Lender hereby preserves all of its rights against all persons or entities and all collateral securing the Loan, including, without limitation, the Property.

31.          NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. In addition, nothing contained in any document submitted for Lender’s review, including, without limitation any organizational documents of Buyer, Principal or any of their general partners, managers/members or officers, shall modify, amend, waive, extend, change, discharge or terminate any term or provision of the Loan Documents or constitute Lender’s consent to any matter in the Loan Documents requiring Lender’s consent unless and until such time, if any, as an agreement specifically allowing such modification, amendment, waiver, extension, change discharge or termination or consenting to such matter has been executed in writing by Lender.

32.          NOTICES. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using the address for a party hereto set forth at the top of the first page of this Agreement. Any notices or other communications required or permitted under the Loan Documents shall be provided in accordance with the requirements therefor as set forth in the Loan Documents; provided, however, that from and after the date hereof the addresses of Lender and Buyer (identified as “Borrower” in the Security Instrument), shall, subject to change as provided in the Loan Documents, be as set forth at the top of the first page of this Agreement.

33.          WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NEW LOAN DOCUMENTS, OR THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S CONSENT TO THE TRANSFER AND ASSUMPTION.

34.          INSURANCE.         At all times, Buyer shall comply with all terms of the Assumed Loan Documents, including without limitation, the insurance requirements of the Security Instrument. Although Lender may accept certain evidence of insurance for purposes of closing the Transactions, Lender or its servicer (including, without limitation, Servicer) may at any time and from time to time request additional insurance information from Buyer to ensure or monitor Buyer’s compliance with the insurance provisions of the Security Instrument and may request that Buyer provide such coverages as Lender or its servicer (including, without limitation, Servicer) may require consistent with the terms of the Security Instrument. By entering into this Agreement, Lender specifically does not waive or modify any of the insurance requirements under the Security Instrument nor any of the remedies provided therein for failure to secure such required insurance coverage. Further, Buyer agrees that, in addition to any other insurance requirements set forth in the Security Instrument, any coverages obtained by Buyer shall not include any exclusions for terrorism.

35.          RESERVES AND IMPOUNDS. Seller shall and does hereby assign to Buyer and its successors and assigns all of Seller’s right, title and interest in and to the Cash Management Accounts (as defined in the Loan Agreement) and all other accounts that may have been established with Lender (together with all funds held therein) pursuant to the Loan Documents, and Lender and Wells Fargo, National Association are hereby released from any further responsibility or liability of any nature to Seller in connection with any such Cash Management Accounts and other accounts. Any request by Buyer for disbursement from such Cash Management Accounts made in accordance with the Loan Agreement must be for costs incurred solely by Buyer on or after the Effective Date.

36.          MODIFICATION. The parties hereto do hereby modify and amend the Loan Agreement as follows:

(a)          In the definition of “Permitted Transfer” in Section 1.1 of the Loan Agreement, new subsections (vi) and (vii) are hereby inserted to read: “ (vi) any Transfer of a direct or indirect interest in any Person listed on a nationally or internationally recognized stock exchange or stock quotation system, or (vii) the issuance of limited partnership interests in Medalist Diversified Holdings, L.P., a Delaware limited partnership, as the wholly owned subsidiary of the REIT and the sole member of Buyer if and to the extent such issuance satisfies the provisions of subsection (iv) of this definition of Permitted Transfer.”

(b)          The following definitions are hereby inserted in Section 1.1 of the Loan Agreement to appear alphabetically along with the other definitions therein:

“Anti-Terrorism Laws: any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Cash Management Agreement: shall mean that certain Cash Management Agreement, dated as of April __, 2017, by and among MDR Franklin Square, LLC, a Delaware limited liability company, as Borrower, Shockoe Commercial Properties, LLC, a Virginia limited liability company, as Property Manager, PNC BANK, National Association, a national banking association, as the Deposit Bank, and Wells Fargo Bank, National Association, as Trustee for the Registered Holders of Deutsche Mortgage & Asset Receiving Corporation COMM 2016-COR1 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-COR1, as Lender. From and after the date hereof, any and all references in this Agreement and any of the other Loan Documents to the Clearing Account Agreement and/or the Deposit Account Agreement shall be deemed and construed to mean the Cash Management Agreement.

Cash Management Account: shall mean the account established by Borrower with PNC Bank, National Association, for the benefit of Lender into which all rents and other income from the Property shall be deposited. From and after the date hereof, any and all references in this Agreement and any of the other Loan Documents to the Clearing Account and/or the Deposit Account shall be deemed and construed to mean the Cash Management Account.

Covered Entity: (a) each Borrower, each of Borrower's Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Deposit Bank: PNC Bank, National Association, or such other bank or depository selected by Lender in its discretion.

Governmental Body: any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

H.H. Gregg Disbursement Conditions: shall mean the following: (i) no Event of Default has occurred and is continuing hereunder and no event has occurred that, with the passing of time or the giving of notice or, both would result in an Event of Default, and (ii) all of the premises demised under the H.H. Gregg Lease (the ‘H.H. Gregg Premises’) has been fully leased pursuant to a replacement Lease or replacement Leases approved by Lender and entered into in accordance with Section 5.10 hereof (the ‘H.H. Gregg Replacement Lease(s)’) and all Approved Leasing Expenses (and any other expenses incurred in connection with the re-tenanting of the H.H. Gregg Premises) have been paid in full, and (iii) Lender has received an estoppel certificate addressed to Lender in form and substance reasonably satisfactory to Lender and such other evidence as Lender may reasonable require confirming that (a) a tenant (or tenants) have assumed occupancy of all of H.H. Gregg Premises pursuant to the H.H. Gregg Replacement Lease(s), are open for business and have commenced and are paying full, unabated rent (with no remaining free rent concession periods in effect or remaining), and (b) any and all obligations of Borrower’s, as landlord, and the tenant(s) under any H.H. Gregg Replacement Lease(s) for construction of tenant improvements in, on or about the H.H. Gregg Premises have been completed in accordance with the plans and specifications therefor and the H.H. Gregg Replacement Lease(s) relating thereto, and any other obligations of Borrower under the Leases have been completed and/or paid for in full, as verified by Lender (which may include an inspection conducted at Borrower’s expense).

“Law: any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

Reportable Compliance Event: that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Sanctioned Country: a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person: any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.”

(c)          The definition of Major Lease appearing on page 7 of the Loan Agreement is hereby deleted in its entirety, and the following new definition of Major Lease is hereby substituted in lieu thereof:

“Major Lease: that certain lease between Virginia Avenue, LLC and Gregg Appliances, Inc. dated February 28, 2006, as assigned to Borrower and amended from time to time (the ‘H.H. Gregg Lease’), that certain lease between The Ghazi Company, LLC and ISH Moore, Inc. dated December 30, 2005, as assigned to Borrower and amended from time to time, any new Lease for all of the H.H. Gregg Premises, and any other Lease which covers 20,000 or more rentable square feet of the Improvements.”

(d)          The following definitions are hereby inserted in Section 1.2 of the Loan Agreement to appear alphabetically along with the other definitions therein:

“H.H. Gregg Lease

H.H. Gregg Premises

H.H. Gregg Replacement Lease(s)”

(e)          Section 3.1 of the Loan Agreement, appearing on pages 22 and 23 thereof, is hereby deleted in its entirety, and the following new Section 3.1 is hereby substituted in lieu thereof:

3.1           Cash Management Arrangements. Borrower shall cause all Rents and other income to be transmitted directly by tenants of the Property into an Eligible Account established and maintained by Borrower (and reasonably approved by Lender) with PNC Bank, National Association, which shall at all times be an Eligible Institution as more fully described in the Cash Management Agreement (the “Deposit Bank”). Without in any way limiting the foregoing, if Borrower or Manager receive any Rents or other income, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts into the Cash Management Account within one (1) Business Day of receipt. Funds deposited into the Cash Management Account shall be swept by the Clearing Bank on a daily basis into Borrower’s operating account designated by Borrower to Lender, unless a Cash Management Period is continuing, in which event such funds remain in the Cash Management Account and applied and disbursed in accordance with the Cash Management Agreement. Funds in the Cash Management Account shall be invested at Lender’s discretion only in Permitted Investments. Lender will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). The Cash Management Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts. From and after the date hereof, any and all references in this Agreement (including, without limitation, any references appearing in the definition of Cash Management Period) and any of the other Loan Documents to “Clearing Bank” and/or “Deposit Bank” shall be deemed and construed to mean PNC Bank, National Association, as the Deposit Bank.

(f)              A new Section 3.12 is hereby added, immediately after Section 3.11:

“3.12         H.H. Gregg Escrow Fund. Borrower has deposited with Lender the sum of $700,000 (the “H.H. Gregg Escrow Fund”), which shall be deposited into a subaccount (the ‘H.H. Gregg Subaccount’) and held as additional security for the indebtedness secured hereby and for the purposes specified in this Agreement. Upon receipt by Lender of the H.H. Gregg Escrow Fund, the Lease Sweep Period (and corresponding Cash Management Period) resulting from the Major Tenant Insolvency Proceeding filed by Gregg Appliances, Inc. shall be waived by Lender. As such, Lender shall authorize and direct Deposit Bank to relinquish all funds currently on deposit in the Cash Collateral Subaccount to Borrower . In addition, unless and until another Cash Management Period commences, Lender shall cause all Rents deposited into the Deposit Account to be swept by Deposit Bank on a daily basis into Borrower’s operating account.

“So long as no Event of Default has occurred and is continuing hereunder, upon satisfaction of the H.H. Gregg Disbursement Conditions, the H.H. Gregg Escrow Fund shall be released by Lender to Borrower. Until satisfaction of the H.H. Gregg Disbursement Conditions, Lender shall be entitled to retain all proceeds of the H.H. Gregg Escrow Fund as security for the indebtedness secured hereby (without any obligation whatsoever to apply such proceeds against the outstanding principal balance of, or interest on, the Loan).”

(g)          A new Section 4.31 is hereby added, immediately after Section 4.30 and immediately before the last paragraph of Article 4 of the Loan Agreement (which last paragraph begins with the phrase “All of the representations and warranties in this Article 4”), to read as follows:

“4.31 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person, and that no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.”

(h)          Subsection 5.26.2(d)(iii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following new Subsection 5.26.2(d)(iii):

“(iii) the REIT Transfer occurs on or before April 28, 2017;”

(i)          Section 5.26.2(d)(xiv) of the Loan Agreement is hereby modified and amended by deleting the phrase “nine (9) months from the date of this Agreement,” in its entirety and replacing it with the following new phrase: “April 28, 2017,”.

(j)          A new Section 5.33 is hereby added immediately after Section 5.32 of the Loan Agreement to read as follows:

“5.33 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the Loan proceeds to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Indebtedness will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Borrower shall promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.”

(k)          Subsection 8.1(l) of the Loan Agreement is hereby deleted by its entirety and replaced with the following:

“(l)          Notwithstanding the provisions of Section 8.1(e) above, any representation or warranty contained in Section 4.31 hereof becomes false or misleading at any time;”

(l)          Subsection 8.1(h) of the Loan Agreement is hereby modified and amended by deleting “or 5.28 hereof” in its entirety and replacing it with “, 5.28 or 5.33 hereof”.

37.          RESERVATION OF RIGHTS. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies including, without limitation, the right to contribution, which Lender may have against Seller, Buyer, Principal or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42, U.S.C. Section 9601, et. seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

38.          COMPLIANCE WITH ANTI-TERRORISM, EMBARGO, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS. None of Buyer, Principal, any of their respective officers, directors, shareholders, partners, members or affiliates, or any other person directly or indirectly owning any equity interest in Buyer or Principal, is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”). Each of Buyer and Principal covenants and agrees that none of Buyer, Principal, any of their respective officers, directors, shareholders, partners, members or affiliates, or any other person directly or indirectly owning any equity interest in Buyer or Principal will: (x) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (y) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. On request by Lender from time to time, each of Buyer and Principal further covenants and agrees promptly to deliver to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that no violation of this Section shall have occurred. To Buyer’s knowledge, no tenant at the Property currently is identified on the OFAC list referred to above or otherwise qualifies as a Prohibited Person, and no tenant at the Property is owned or controlled by a Prohibited Person. Buyer shall cause Manager to implement commercially reasonable procedures to protect against any Prohibited Person’s being or controlling any tenant at the Premises. No Transfer shall be permitted if such Transfer will violate this Section 38.

39.          NO IMPAIRMENT OF LIEN. Nothing set forth herein shall affect the priority or extent of the lien of the Security Instrument or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement may become liable, primarily or secondarily, under the Loan Documents. Except as expressly modified hereby, the Note, the Security Instrument, and the other Loan Documents remain unchanged, are hereby ratified and reaffirmed in all respects and shall remain in full force and effect, and this Agreement shall have no effect on the priority or validity of the liens, operation and effect of the Security Instrument and the other Loan Documents, all of which are incorporated herein by reference. Nothing herein shall be construed to constitute a novation of the Loan or of any of the Loan Documents.

40.          FINANCIAL INFORMATION. Buyer and Principal represent and warrant to Lender that all financial information and information regarding the management capability of Buyer and Principal provided to Lender was true and correct as of the date provided to Lender and remains materially true and correct as of the date of this Agreement.

41.          NOTICE. Without amending, modifying or otherwise affecting the provisions of the Loan Documents except as expressly set forth herein, Lender shall, from and after the date of this Agreement, deliver any notices to the “Borrower” (as defined in the Loan Documents) which are required to be delivered pursuant to the Loan Documents, or are otherwise delivered by Lender thereunder at Lender’s sole discretion, to the Buyer’s address set forth in the preamble, above.

42.          CONFLICTING PROVISIONS. If and to the extent that any of the Loan Documents contain any provisions that are inconsistent with the terms of this Agreement, the terms of this Agreement shall control in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

SELLER:

MEDALIST FUND I-A, LLC, a Delaware limited liability company

By:	Medalist Fund Manager, Inc., a Virginia corporation
Its:	Manager

	By:	/s/William R. Elliot
	Name:	William R. Elliott
	Title:	Co-President

ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: William R. Elliott.

Date: April 25, 2017.

/s/P. Evans
Official Signature of Notary

P. Evans
Notary’s printed or typed name, Notary Public
My commission expires: 1.31.2018
#7056908

PRINCIPAL:

/s/William Richard Elliot
William Richard Elliott

ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: William Richard Elliott.

Date: April 25, 2017.

P. Evans
Official Signature of Notary

P. Evans
Notary’s printed or typed name, Notary Public
My commission expires: 1.31.2018
#7056908

[signatures continue on next page]

PRINCIPAL:

/s/ Thomas Edward Messier
Thomas Edward Messier

ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: Thomas Edward Messier.

Date: April 25, 2017.

P. Evans
Official Signature of Notary

P. Evans
Notary’s printed or typed name, Notary Public
My commission expires: 1.31.2018
#7056908

[signatures continue on next page]

PRINCIPAL:

MEDALIST DIVERSIFIED REIT, INC.,
a Maryland corporation

By:	/s/William R. Elliot
Name:	William R. Elliot
Title:	Authorized Signatory

ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: William R. Elliot

Date: April 25, 2017.

P. Evans Official Signature of Notary P. Evans Notary’s printed or typed name, Notary Public My commission expires: 1.31.2018 #7056908

[signatures continue on next page]

BUYER:

MDR FRANKLIN SQUARE, LLC,
a Delaware limited liability company

By:	/s/William R. Elliot
Name:	William R. Elliott
Title:	Authorized Signatory

ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: William R. Elliott.

Date: April 25, 2017.

P. Evans Official Signature of Notary P. Evans Notary’s printed or typed name, Notary Public My commission expires: 1.31.2018 #7056908

[signatures continue on next page]

LENDER:

Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Comm 2016-COR1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-COR1

By:	Midland Loan Services, a Division of PNC Bank, National Association, as its Attorney-in-Fact

By:	/s/ David D. Spotts	(Seal)
Name:	David D. Spotts
Title:	Senior Vice President Servicing Officer

ACKNOWLEDGMENT

STATE OF KANSAS

COUNTY OF JOHNSON

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: David D. Spotts.

Date: April 25, 2017.

/s/Matthew D. Miller
Official Signature of Notary

Matthew D. Miller
Notary’s printed or typed name, Notary Public
My commission expires: 7/29/2019

EXHIBIT “A”

Legal Description

The Land referred to herein below is situated in the County of Gaston, State of North Carolina, and is described as follows:

That certain tract or parcel of land located and being in the Cities of Gastonia & Lowell, Gaston County, North Carolina and being more particularly described as follows:

Being all of that certain 10.2929 Acre tract as shown on plat entitled “Recombination Plat Prepared Virginia Avenue, LLC” dated November 16, 2006 and recorded November 20, 2006 in Plat Book 73 at Page 11 in the Gaston County Public Registry and being more particularly described by metes and bounds as follows:

BEGINNING at a new iron rod marking the northeasterly intersection formed by the northerly margin of East Franklin Boulevard (U.S. Highway 29 & 74) (a 100’ public right-of-way) and the easterly margin of Church Street (a 60’ public right-of-way); thence with the easterly margin of Church Street the following five (5) courses and distances: 1) N 26°14’50” W, 20.87 feet to an existing concrete monument;  2) N 25°12’42” E 420.53 feet to a new iron rod;  3) with a curve to the right having a radius of 387.04 feet, an arc length of 199.31 feet, (a chord bearing of N 43°26’01” E and a chord distance of 197.12 feet) to an existing iron rod;  4) with a curve to the right having a radius of 380.68 feet, an arc length of 35.41 feet, (a chord bearing of N 61°03’12” E and a chord distance of 35.40 feet) to an existing iron rod; 5) N 68°31’43” E 97.40 feet to an existing iron rod on the southerly line of the J & K Properties of the Carolinas, LLC property as described in Deed Book 4181, page 1118, recorded in the Gaston County Public Registry; thence with the southerly line of the J & K Properties of the Carolinas LLC property as described in aforesaid deed and continuing with the property of aforesaid owner as described in Deed Book 4151, page 2244 S 78°05’35” E 297.05 feet to an existing iron rod being the southwesterly corner of the J & K Properties of the Carolinas LLC property as described in Deed Book 4151, page 2325; thence with the southerly line of the J & K Properties of the Carolinas LLC property S 79°04’23” E 49.06 feet to an existing iron rod being the northwesterly corner of the Sawmay, LLC property as described in Deed Book 4387, page 149; thence with the westerly line of the Sawmay, LLC property S 14°03’39” W 208.81 feet to an existing iron rod lying on the northerly margin of Taylor Avenue (a 30’ public right-of-way); thence continuing with the westerly terminus of the right-of-way of Taylor Avenue S 14°03’39” W 30.17 feet to an existing iron rod; thence turning and running with the southerly margin of Taylor Avenue the following two (2) courses and distances: 1) S 81°53’30” E 174.06 feet to an existing iron rod; 2) with a curve to the right having a radius of 20.00 feet, an arc length of 31.51 feet, (a chord bearing of S 36°45’24” E and a chord distance of 28.35 feet) to an existing iron rod lying on the westerly margin of Neely Street (a 40’ public right-of-way); thence with the westerly margin of Neely Street the following two (2) courses and distances: 1) S 08°22’41” W 372.86 feet to a new nail; 2) with a curve to the right having a radius of 20.00 feet, an arc length of 31.88 feet, (a chord bearing of S 54°02’43” W and a chord distance of 28.61 feet) to a new iron rod on the northerly margin of the right-of-way of the aforementioned East Franklin Boulevard;  thence with the northerly margin of East Franklin Boulevard N 80°17’24” W 831.52 feet to THE POINT OF BEGINNING; containing 448,184 square feet or 10.2889 acres as shown on a survey by R.B. Pharr & Associates, P.A., dated December 14, 2010, last revised January 21, 2011.

Being the same real estate conveyed unto Medalist Fund I-A, LLC, by Deed from Virginia Avenue, LLC, dated September 20, 2013, recorded September 20, 2013 in Book 4697, page 717, in the Register of Deeds, Gaston County, North Carolina.

Being the same property shown on that certain survey of The Shops at Franklin Square, prepared by Republic National, bearing the seal and certification of Kimberly Solitro, PLS No. L-5204, dated February 9, 2016, under Job No. 160145.

A-1